Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES FOURTH QUARTER 2014 OPERATING RESULTS

February 19, 2015 - FHLBank Topeka (FHLBank) announces its fourth quarter 2014 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $26.5 million and $37.0 million for the quarters ended December 31, 2014 and 2013, respectively. For the year ended December 31, 2014 and 2013, FHLBank is reporting net income of $106.0 million and $119.0 million, respectively. FHLBank expects to file its Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission (SEC) on or about March 12, 2015.

President’s Comments
“Topeka recorded another year of outstanding financial performance,” said Andrew J. Jetter, president and CEO. “For the year, advances and mortgages held in portfolio were up around 5 percent while retained earnings increased over 10 percent. Strong income supported significantly higher dividends with the weighted average dividend rate increasing from 2.4 percent in 2013 to 4.2 percent in 2014. We are pleased to provide significant value to our members, both through the products we offer and the dividends we pay on our stock.”

GAAP Net Income
Net income computed in accordance with GAAP declined $10.5 million, or 28.2 percent, for the fourth quarter of 2014 compared to the fourth quarter of 2013. The decrease in net income was due primarily to net declines in the fair value of derivatives and trading securities as well as a small decline in net interest income, which is FHLBank’s largest source of revenue. Net interest income decreased $1.3 million, or 2.2 percent, in the fourth quarter of 2014 compared to the same period of 2013 primarily due to an increase in lower yielding line of credit advances and a decrease in higher yielding investments. These factors, along with an increase in mortgage loan prepayments, contributed to the five basis point decrease in the net interest margin, from 0.65 percent in the fourth quarter of 2013 to 0.60 percent in the fourth quarter of 2014.

For the year ended December 31, 2014, net income computed in accordance with GAAP decreased by $13.0 million compared to the year ended December 31, 2013. Similar to the quarterly results, the decrease in net income was due to net declines in fair values of derivatives and trading securities. However, unlike the quarterly results, net interest income increased for the year ended December 31, 2014, primarily as a result of a decrease in the cost of borrowing compared to the prior year and an increase of seven basis points in the average yield on mortgage loans. Net interest margin increased three basis points, from 0.61 percent for the year ended December 31, 2013 to 0.64 percent for the year ended December 31, 2014.

GAAP Net Income versus Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure, which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased for both the three months and year ended December 31, 2014 compared to the same periods in 2013. These increases, when compared to the above decreases in net income computed in accordance with GAAP, illustrate the impact of the volatility of fair value fluctuations in derivatives and hedging activities and trading securities, especially for the year.

Adjusted income is used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding its operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

FHLBank notes however that non-GAAP financial measures are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. Comparative adjusted income for the fourth quarters of 2014 and 2013 and the years ended December 31, 2014 and 2013 is calculated as follows:

	Three Months Ended		Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$26,533	$36,978	$106,004	$119,038
Affordable Housing Program (AHP) assessments	2,950	4,109	11,783	13,229
Income (loss) before AHP assessments	29,483	41,087	117,787	132,267
Derivative-related and other excluded items[1]	7,103	(4,675)	25,569	(1,858)
Adjusted income (a non-GAAP measure)	$36,586	$36,412	$143,356	$130,409

[1]
Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. Adjusted ROE spread increased by 54 basis points, or by 7.0 percent, for the fourth quarter of 2014 compared to the fourth quarter of 2013 and increased by 154 basis points, or by 22.4 percent, for the year ended December 31, 2014 compared to the year ended December 31, 2013. The increase in adjusted ROE spread was a result of the change in capital requirements and management practices that went into effect during 2014. The changes in our capital stock activity requirement for advances coupled with the repurchase of a significant amount of excess stock during 2014 is the primary cause of the decrease in average GAAP total capital of 6.1 percent and 9.7 percent for the three months and year ended December 31, 2014, respectively, when compared to the same periods in 2013. Adjusted ROE spread for the fourth quarters of 2014 and 2013 and the years ended December 31, 2014 and 2013 is calculated as follows:

	Three Months Ended		Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Calculation of Adjusted ROE Spread:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Average GAAP total capital for the period	$1,735,560	$1,848,534	$1,686,110	$1,868,255
ROE, based upon GAAP net income	6.07%	7.94%	6.29%	6.37%
Adjusted ROE, based upon adjusted income	8.36%	7.81%	8.50%	6.98%
Average overnight Federal funds effective rate	0.10%	0.09%	0.09%	0.11%
Adjusted ROE as a spread to average overnight Federal funds effective rate	8.26%	7.72%	8.41%	6.87%

Attached are highlights of FHLBank’s financial position and results of operations for the year ended December 31, 2014 and 2013. FHLBank’s Form 10-K for the year ended December 31, 2014, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC on or about March 12, 2015.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as "anticipate," “believe,” "may," "is likely," "could," "estimate", "expect," “will,” “intend,” “probable,” "project," “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment, other-than-temporary impairment accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	12/31/2014	12/31/2013
Financial Position
Investments[1]	$9,620,399	$8,704,552
Advances	18,302,950	17,425,487
Mortgage loans held for portfolio, net	6,230,172	5,949,480
Total assets	36,853,977	33,950,304
Deposits	595,775	961,888
Consolidated obligations, net[2]	34,440,614	30,946,529
Total liabilities	35,268,710	32,149,084
Total capital stock	974,041	1,252,249
Retained earnings	627,133	567,332
Total capital	1,585,267	1,801,220

Regulatory capital[3]	1,605,361	1,824,345

	Three Months Ended		Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Results of Operations
Interest income	$109,438	$110,726	$428,301	$443,065
Interest expense	51,638	51,601	203,136	225,292
Net interest income before loan loss provision	57,800	59,125	225,165	217,773
Provision (reversal) for credit losses on mortgage loans	117	(135)	(1,615)	1,926
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(77)	(78)	(520)	(530)
Net gain (loss) on trading securities	(6,268)	(13,298)	(28,699)	(50,985)
Net gain (loss) on derivatives and hedging activities	(11,679)	7,232	(38,230)	10,107
Other income	2,805	2,905	11,599	10,590
Other expenses	12,981	14,934	53,143	52,762
Income before assessments	29,483	41,087	117,787	132,267
AHP assessments	2,950	4,109	11,783	13,229
Net income	26,533	36,978	106,004	119,038

Net interest margin[4]	0.60%	0.65%	0.64%	0.61%
Weighted average dividend rate[5]	5.17%	2.51%	4.22%	2.42%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.